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                                                                   EXHIBIT 10.10
                                COX RADIO, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


1.    PURPOSE OF THE PLAN

      The purpose of the Cox Radio, Inc. Employee Stock Purchase Plan (the"Plan") is to provide a method by which eligible employees of Cox Radio, Inc. and its subsidiary corporations (the "Company") may purchase shares of Class A Common Stock of the Company ("Shares") by payroll deductions and at favorable prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interest of the Company. The Plan is intended to meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, (the "Code") and is to be interpreted and applied consistent with those requirements.

2.    ELIGIBILITY TO PARTICIPATE

      Any regular employee of the Company employed by the Company as of December 1, 1996 is eligible to participate in the Plan. For this purpose, employment service with NewCity Communications, Inc. and its subsidiary corporations is counted under the Plan as employment with the Company. A "regular employee" means any employee regularly scheduled to work at least 30 hours per week, including any such person on an authorized leave of absence. Notwithstanding the foregoing, any employee who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent corporation or subsidiary corporation thereof is not eligible to participate. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms "parent corporation" and "subsidiary corporation" have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

3.    NUMBER OF SHARES TO BE OFFERED

      An aggregate 350,000 Shares will be offered for subscription under the Plan.

4.    PURCHASE PRICE

      The purchase price per Share offered under this Plan will be 85 percent of the Fair Market Value of a Share determined as of April 1, 1997 (the "Grant Date"). "Fair Market Value" means the average of the high and low prices per Share as reflected by composite transactions on





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the various national securities exchanges on which the Shares are listed and as reported by the National Association of Securities Dealers on the date the Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transactions occurred.

5.    OFFERING OF SHARES FOR SUBSCRIPTION

      Shares will be offered to eligible employees for subscription during the period beginning with the Grant Date and ending with May 15, 1997. To subscribe, an eligible employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of this subscription period. In the subscription agreement, the employee shall indicate the dollar amount of Shares for which the employee is subscribing to purchase (the "Subscription Amount").

6.    METHOD OF PAYMENT

      Payment of an employee's Subscription Amount will be made through payroll deductions, and an employee's participation in the Plan is contingent on the employee's providing the Company with written authorization to withhold payroll deductions. The Subscription Amount shall be withheld from the employee's pay in substantially equal installments each pay day during the 25 month period beginning June 1, 1997. Notwithstanding the foregoing, an employee may arrange to pay any installment due for any payroll period directly to the Company in the event the employee is on an authorized unpaid leave of absence during such payroll period.

7.    LIMIT ON AMOUNT OF SHARES SUBSCRIBED

       Notwithstanding an employee's subscription agreement, the maximum amount that may be withheld from an employee's pay or otherwise paid to the Company for the purchase of Shares during the 25 month period referenced in Section 6 of the Plan shall not exceed $12,500. In the event of an oversubscription of Shares, each employee's subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Section 3 of the Plan.

8.        PURCHASE OF SHARES

      Unless an employee previously has withdrawn from the Plan as provided in
Section 9 or otherwise has had his or her participation terminated as provided in Section 12, a participating employee will be deemed to have exercised his or her right to purchase Shares as of July 1, 1999 (the "Purchase Date"). The number of Shares purchased by the employee shall be equal to the whole number of Shares that may be purchased with the total amount of withheld





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payments made by the employee under the Plan that have not been refunded to the employee. Any amount remaining after the purchase of full Shares will be refunded to the employee.

9.    CHANGE IN PARTICIPATION AND WITHDRAWAL FROM PLAN

      A participating employee may reduce his or her Subscription Amount at any time, but on a prospective basis only, by giving written notice to that effect to the Company. Such a reduction shall take effect as soon as is administratively feasible following the date as of which the Company is so notified. An employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In such event, the employee may elect to have the entire amount he or she has paid to date applied to the purchase of whole Shares, with any remaining amount refunded in cash to the employee, or to have the entire amount paid to date refunded to the employee in cash with interest as provided in Section 10. Should any installment be due and unpaid for thirty days (as in the case of an unpaid leave of absence) without satisfactory arrangement for the payment being made within such period, the subscription shall be automatically canceled, the amount previously paid plus interest, as provided in Section 10, shall be refunded to the employee in cash and the employee shall have no right to purchase Shares under the Plan.

10.   INTEREST ON REFUNDED PAYMENTS

      At any time that the entire amount paid by an employee under the Plan is refunded to the employee (or his or her estate) under any provision of the Plan in cash, as opposed to in Shares, the amount refunded shall be paid to the employee with interest calculated at a rate of 6% per annum in the manner determined by the Committee, as defined in Section 15, which shall be applied on a uniform and nondiscriminatory basis.

11.   RIGHTS NOT TRANSFERABLE

      In the case of termination of employment, including retirement or death, the participating employee or his or her beneficiary may elect within thirty days after the happening of such event to (i) receive in cash the full amount paid by the employee, or (ii) have the amount paid applied to the purchase of full Shares with any remaining funds refunded in cash to the employee or to his or her beneficiary. A failure to make such election within such thirty-day period will be treated as notice of cancellation and the full amount paid will
be refunded in cash.   Each employee shall be permitted to designate his or her
beneficiary under this Section 11, which designation shall be made in writing on a form prepared by or satisfactory to the Company and shall be delivered to the Company. In the event an employee does not so designate a beneficiary, any election rights under this Section 11 otherwise subject to delegation to a beneficiary will be deemed delegated to the employee's estate.





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12.   TERMINATION OF RIGHTS

      (a) Upon termination of employment for any reason other than retirement or death, the participating employee will be refunded the amount paid by him or her under the Plan with interest as provided under Section 10.

       (b) In the case of retirement or death, the participating employee or his or her estate may elect within thirty days after the happening of such event to (i) receive in cash the amount paid by the employee with interest as provided under Section 10 or (ii) have the amount paid applied to the purchase of full Shares with any remaining funds refunded in cash to the employee or to his or her estate. A failure to make such election within the such thirty-day period will be treated as notice of cancellation and the amount paid will be refunded with interest as provided in Section 10.

      (c) For the purpose of this Plan,"retirement" shall mean an employee's termination of employment with the Company after attainment of age 55.

13.   ISSUANCE OF SHARES

      As soon as is administratively feasible after the purchase of any Shares under the Plan, the employee will be issued a stock certificate for the number of Shares purchased. The Shares will be issued only in the name of the participating employee, or if directed by the employee, in the employee's name and in the name of one other person as tenants by the entireties or joint tenants with right of survivorship.

14.   APPLICATION OF FUNDS

      All funds held or received by the Company under this Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to employees and shall not be segregated from the general assets of the Company.

15.   ADMINISTRATION


        The Plan shall be administered by the Board of Directors or by a committee designated by the Board (the "Committee") of the Company . The Committee shall prescribe such rules as it deems necessary to administer the Plan and shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.






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16.   AMENDMENT OR DISCONTINUANCE OF PLAN

      The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee's then existing rights are adversely affected without his or her consent, and provided further that any amendment of the Plan shall, except as is provided in Section 17, shall be subject to shareholder approval to the extent required by any Federal or state law or the rules of any stock exchange on which the Shares may be listed.

17.   ADJUSTMENT OF SUBSCRIPTIONS

      In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.





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